Exhibit 23
                                                                     ----------


                 CONSENT OF LAZAR, LEVINE & FELIX LLP

             We consent to the incorporation by reference of our report dated November 30, 1998 with respect to the consolidated financial statements and notes thereto of Touchstone Applied Science Associates, Inc. included in its Annual Report (Form 10-KSB) for the fiscal year ended October 31, 1998 filed with the Securities and Exchange Commission into (i) the Company's Registration Statement on Form S-3 (SEC File No. 333-27659) and
(ii) the Company's Registration Statement on Form S-8 (SEC File
No. 333-424).



                              LAZAR, LEVINE & FELIX LLP



New York, New York
January __, 1999